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                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 25, 1997

                                   LASON, INC.

DELAWARE                            0-21407               38-3214743
----------------------------       ----------           ---------------
(State or other jurisdiction       (Commission          (I.R.S. Employer
of incorporation)                  File Number)         Identification Number)

 1305 STEPHENSON HIGHWAY
TROY, MICHIGAN                                               48083
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(Address of Principal                                      (Zip Code)
Executive Offices)

                                 (248) 597-5800
                           ---------------------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Lason Systems, Inc. ("Systems"), a wholly-owned subsidiary of Lason, Inc. (the "Company"), acquired substantially all of the assets of VIP Imaging Inc. ("VIP") pursuant to an Asset Purchase Agreement dated November 13, 1997 which was consummated on November 25, 1997 (the "Asset Purchase Agreement"), between and among the Company, Systems, VIP and the shareholders of VIP (such acquisition is referred to herein as the "VIP Acquisition").

         The aggregate consideration paid by the Company as a result of the VIP Acquisition was determined pursuant to arm's length negotiations and consisted of 147,260 shares of Common Stock, par value $.01 per share ("Common Stock") of the Company and approximately $14,500,000 in cash. 50% of the Common stock is subject to a 24 month lock-up agreement and the remaining 50% of the Common Stock is subject to a 12 month lock-up agreement. The Company has agreed to register the Common Stock subsequent to the 12 month lock-up period. Approximately one-fourth of the shares of Common Stock are being held in escrow to collateralize the shareholders' indemnification obligations to Systems under the Asset Purchase Agreement. $250,000 is also being held in escrow to facilitate an adjustment, if any, to the purchase price based on the net current working capital of VIP on the closing date. As additional consideration for the acquisition of the Purchased Assets, VIP may receive up to an aggregate of $1,000,000 payable 50% in cash and 50% in Lason Common Stock if pre-tax net income before net interest expense for the two 12 month periods following the closing date exceed certain targeted levels. The Common Stock issued in the VIP Acquisition is subject to a 24-month lock-up agreement.

         The primary source of the cash portion of the purchase price used in the VIP Acquisition was Systems' credit facility with a bank group led by First Union National Bank.

         The description of the foregoing VIP Acquisition is qualified in its entirety by reference to the copy of the Agreement of Purchase and Sale of Stock filed as an Exhibit to this Form 8-K.

         The Company is not aware of any material relationship that existed prior to the VIP Acquisition between the Company, its officers and directors, on the one hand and VIP and its shareholders, on the other.

         The assets of VIP include cash, receivables, inventories, equipment
         and other  personal   property.   The  Company   intends  to  continue
         the utilization of these assets in a manner consistent with that of their historical usage, namely, providing commercial and financial printing including the provision of print on demand services.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of VIP:

             To be filed on or prior to February 9, 1998

         (b) Pro Forma Financial Information:

             To be filed on or prior to February 9, 1998

         (c) Exhibits

             2.10  Asset Purchase Agreement with respect to the VIP Acquisition.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   December 10, 1997                        LASON, INC.



                                         By:   /s/ William J. Rauwerdink
                                            ------------------------------------
                                                  William J. Rauwerdink
                                                  Its:  Executive Vice President





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                                  EXHIBIT INDEX

EXHIBIT                          DESCRIPTION:
-------                          ------------

2.10               Asset Purchase Agreement with respect to the VIP Acquisition.